Exhibit 99.2

IRADIMED CORPORATION Announces Receipt of FDA Warning Letter

Winter Springs, Florida, September 2, 2014 — IRADIMED CORPORATION (NASDAQ:IRMD) today announced that it received a warning letter from the U.S. Food and Drug Administration (“FDA”) relating to an inspection of the Company’s facility that took place in April 2014.  The Company has provided certain additional information relating to the matters set forth in this press release, as well as a copy of the warning letter as an exhibit in a Current Report on Form 8-K filed in connection with the issuance of this press release.

The warning letter, among other things, states that a new submission is required under Section 510(k) of the Food, Drug and Cosmetic Act (the “FDCA”) for the Company’s IV infusion pump systems due to periodic updates of the software on the Company’s previously cleared infusion pumps, the mRidium 3860 and mRidium 3850.  The warning letter states that such updates are “significant” modifications that could significantly affect the safety or effectiveness of the devices and therefore the products being sold by the Company are “adulterated” and “misbranded” under the FDCA.  The warning letter also indicates that the mRidium 3860+ infusion pump requires separate FDA clearance from the mRidium 3860 and mRidium 3850.

The warning letter requests that the Company immediately cease activities that result in the misbranding or adulteration of the mRidium 3860 MRI infusion pump, mRidium 3850 MRI infusion pump, and the mRidium 3860+ MRI infusion pump, such as the commercial distribution of the device.  Roger Susi, the Company’s President and CEO stated, “We take the matters identified in the warning letter seriously and are in the process of evaluating what corrective actions and associated costs may be required to fully address the matters raised in the warning letter.” Sales of the mRidium pumps identified in the warning letter represent a substantial majority of the Company’s revenue.  The Company is also in the process of preparing a response to the warning letter and intends to work expeditiously to address the issues raised by the FDA.

Please refer to the Current Report on Form 8-K filed in connection with this press release for more information.

Forward-Looking Statements

This press release includes forward-looking statements as defined in the Private Securities Litigation Act of 1995, particularly statements regarding expectations about future events affecting the Company and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control and could cause the Company’s actual results to differ materially and adversely from those expressed in its forward-looking statements as a result of various factors, including but not limited to: risks related to the Company’s assumptions regarding its ability to timely and effectively respond to the warning letter, additional actions by or requests from the FDA and unanticipated costs or delays associated with resolution of these matters; as well as other factors discussed in the “Risk Factors” section of the Company’s most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov.  Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it does not know whether its expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date.  The Company does not undertake any obligation to update, amend or clarify these forward-looking statements or the “Risk Factors” contained in the Company’s most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Media Contact:

Chris Scott

Chief Financial Officer

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com